[1.2.1.1] [HGHT LLC-DE Certificate of Formation.pdf] [Page 2 of 3]

[1.2.1.1] [HGHT LLC-DE Certificate of Formation.pdf] [Page 3 of 3]

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:49 AM 01/17/2017
FILED 10:49 AM 01/17/2017
SR 20170258890 - File Number 6285295

CERTIFICATE OF FORMATION
OF
HOUSTON GLOBAL HEAT TRANSFER LLC

The undersigned, acting as the organizer of a limited liability company under the Delaware Limited Liability Company Act (the "***Act***"), does hereby adopt the following Certificate of Formation for Houston Global Heat Transfer LLC (the "***Company***").

ARTICLE I

The name of the limited liability company formed hereby is Houston Global Heat Transfer LLC.

ARTICLE II

The address of the registered office and the name and address of the registered agent for service of process on the Company in the State of Delaware is:

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
City of Wilmington, County of New Castle, Delaware, 19801

[*Signature Page Follows*]

IN WITNESS WHEREOF, this Certificate of Formation is executed effective this 17th day of January, 2017.

Name: Kayla Kirk
Title: Authorized Person